Exhibit 99.1

PETROHAWK ENERGY CORPORATION ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2009 FINANCIAL RESULTS

Company Gross Operated Haynesville Shale Production Exceeds 500 Mmcfe/d

HOUSTON—February 22, 2010—Petrohawk Energy Corporation ("Petrohawk" or the "Company") (NYSE:HK) today announced its fourth quarter and full year 2009 financial results, including detail on its year end estimated proved reserves and hedging activities as well as production and cost guidance for 2010.

•

Cash flows from operations before changes in working capital (cash flow from operations, a non-GAAP measure) were $179.6 million, or $0.60 per fully diluted common share for the quarter, and $613.8 million, or $2.19 per fully diluted common share, for the full year. Petrohawk generated revenues of $354.9 million for the quarter ended December 31, 2009 and revenues of over $1 billion for the full year 2009. Petrohawk reported net income for the quarter of $0.12 per fully diluted common share, or $36.5 million. After adjusting for selected items, the Company’s quarterly net income remained at $0.12 per fully diluted common share (see Selected Item Review and Reconciliation table for additional information).

•

As reported in its press release dated February 1, 2010, the Company produced an average of 598 million cubic feet natural gas equivalent per day (Mmcfe/d) during the fourth quarter and 502 Mmcfe/d on average during 2009. Total production for the quarter was 55.0 billion cubic feet of natural gas equivalent (Bcfe), which includes 53.1 billion cubic feet (Bcf) of natural gas and 316 thousand barrels (MBbls) of oil. For the full year 2009, production totaled 174 Bcfe pro forma for the sale of the Permian Basin properties, a 76% year over year increase. This large increase in production growth is mainly attributable to activities in the Haynesville Shale, where Petrohawk is currently running 17 rigs with gross operated production of over 500 Mmcfe/d.

•

Before the effect of derivatives, the Company realized $3.70 per Mcf of natural gas, or 93% of NYMEX, and $56.15 per barrel of oil, or 91% of NYMEX, during 2009. During the fourth quarter, Petrohawk realized $4.08 per Mcf of natural gas, or 98% of NYMEX, and $72.65 per barrel of oil, or 95% of NYMEX. Taking into account the effect of hedges, Petrohawk realized $5.83 per Mcf of natural gas and $58.86 per barrel of oil for the full year. Petrohawk collected approximately $375 million from realized hedges over 2009, which increased prices 58% for natural gas and 5% for oil.

•

At the end of the quarter, Petrohawk had cash and restricted cash of $215.2 million with $203.0 million drawn on its revolving credit facility. Total available liquidity at the end of the quarter was approximately $1.2 billion. The Company’s net debt to book capitalization at the end of the quarter was approximately 44%.

•

Petrohawk increased its hedged oil and gas portfolio during the quarter, bringing the total of natural gas hedged to 68% of expected production in 2010 at an average floor of $5.83 per million British thermal unit (MMbtu) and an average ceiling of $9.21 per MMbtu. The Company also increased its hedge position in 2011 to over 50% of expected production with an average floor of $5.55 per MMbtu and an average ceiling of $9.66 per MMbtu for natural gas. A summary of Petrohawk’s derivative positions for 2010 and 2011 can be found on the Company’s website, www.petrohawk.com.

•

During the fourth quarter, per unit lease operating costs were $0.41 per thousand cubic feet of natural gas equivalent (Mcfe), or $22.8 million. Lease operating expense for the year was $78.7 million, or $0.43 per Mcfe. Total cash operating costs, excluding fourth quarter 2009 legal settlements and marketing expense, were $1.62 per Mcfe for the fourth quarter, and $1.70 per Mcfe for the year.

Divestment Plan Update

Petrohawk is currently conducting data rooms on three components of its 2010 divestment program. The sale of a portion of the Company’s midstream business in the Haynesville Shale is being coordinated by Barclays Capital, the sale of Terryville field in Lincoln Parish, Louisiana, is being coordinated by Bank of America Merrill Lynch, and the sale of WEHLU field in Oklahoma County, Oklahoma is being coordinated by RBC Richardson Barr. The Company expects to announce and potentially close these three transactions during the first half of 2010.

Operations and Proved Reserves Recap

As of December 31, 2009, Petrohawk had estimated proved reserves of 2.75 trillion cubic feet of natural gas equivalent (Tcfe) compared to 1.42 Tcfe reported at year end 2008. Proved developed reserves increased to 905 Bcfe, representing proved developed reserve additions of 452 Bcfe. The majority of the Company’s proved reserves were added through the drillbit in the Haynesville Shale in Northwest Louisiana, where approximately 1.45 Tcfe of proved reserves were added. Of this, 307 Bcfe of proved developed reserves were added with direct capital of approximately $621 million. Average reserves per proved location booked in the Haynesville Shale in Northwest Louisiana were 7.1 Bcfe (operated wells were booked at an average of 7.5 Bcfe).

Also in the Haynesville Shale, the Company experienced significant drilling cost decreases during 2009 and expects further drilling cost reductions in 2010. Petrohawk began 2009 running 8 rigs in the Haynesville Shale, averaged 11 rigs during the year, exited the year with 13 rigs running and currently have 17 rigs running in the play. Average days to drill decreased from 70 in the first quarter of 2009 to 54 in the fourth quarter of 2009, and the Company expected to average 42 days to drill per well in 2010. Average per well drill, complete and hook up costs decreased from approximately $12 million in the first quarter to approximately $9 million in the fourth quarter, with an average of approximately $10.5 million in 2009. Average drill, complete and hook-up costs are expected to range from $8.0 to $9.0 million in 2010.

During 2010, Petrohawk plans to expand its use of restricted rate production practices in the Haynesville Shale, which has already been accounted for in the Company’s 2010 production guidance. For wells brought on under the restricted rate program, initial production rates are expected to average between 7 and 10 Mmcfe/d. Delineation wells will continue to be produced under normal production practices (standard choke size of 22/64” or 24/64”). Based on the results of a 2009 pilot program, Petrohawk believes that in certain of its Northwest Louisiana development areas, wells produced from a smaller choke size may produce approximately equivalent amounts of natural gas in a twelve month period as a well produced on a standard choke size. The Company believes that its restricted rate practices in some areas may create a more stable future production base for the Company and could result in higher EURs compared to neighboring wells produced under normal production practices.

In the Eagle Ford Shale, Petrohawk is continuing its delineation of the Hawkville Field and is transitioning into the development of the field. There are currently four rigs running in the field. In order to acquire 3D seismic data over the entire Hawkville field, the Company is currently shooting approximately 350 square miles of 3D seismic, adding to the 100 square mile data set completed in 2009. Additionally, Petrohawk is encouraged by the observed increase in the b factor, or hyperbolic factor, as more historical production data is gathered. Wells with longer production histories are displaying a 1.5, and possibly even higher, b factor. Petrohawk’s current average EUR estimate is 5.5 Bcfe per well. Also, at the Red Hawk prospect in Zavala County, the Company is in the process of fracture stimulating its initial test well with a second well soon to spud.

2010 Guidance

In 2010, the Company expects average daily production to be between 670 and 680 MMcfe/d, an approximate 36% increase over the 2009 average daily production rate of 502 MMcfe/d and a 42% increase pro forma for the sale of the Permian Basin properties. For the first quarter 2010, average daily production is expected to be between 615 and 625 Mmcfe/d. It should be noted that current guidance does not take into account the potential divestments noted above. Additional guided items for the full year 2010 are as follows:

Production (Mmcfe/d)	670 – 680
Lease Operating Expense ($/Mcfe)	$0.31 –$0.39
Workover Expense and Other ($/Mcfe)	$0.02 – $0.06
Production (Ad Valorem and Severance) Taxes	$0.33 – $0.43
Gathering, Transportation and Other ($/Mcfe)	$0.48 – $0.56
General and Administrative ($/Mcfe) (1)	$0.35 – $0.45
Income Taxes	Effective rate of 38 – 41%

(1)	Excludes non-cash stock based compensation charges of $0.06 – $0.12 / Mcfe

Petrohawk Fourth Quarter and Full Year 2009 Earnings Conference Call

Petrohawk has scheduled a conference call for Tuesday, February 23, 2010 at 10:00 a.m. EST (9:00 a.m. CST) to discuss fourth quarter and full year 2009 financial results. To access, dial 800-644-8607 five to ten minutes before the call begins. Please reference Petrohawk Energy Conference ID 49843062. International callers may also participate by dialing 706-679-8184. In addition, the call will be webcast live on Petrohawk's website at http://www.petrohawk.com. A replay of the call will be available at that site through March 10, 2010.

Petrohawk Energy Corporation is an independent energy company engaged in the acquisition, production, exploration and development of natural gas and oil with properties concentrated in North Louisiana and East Texas (Haynesville Shale), Arkansas (Fayetteville Shale), South Texas (Eagle Ford Shale) and Oklahoma.

For more information contact Joan Dunlap, Vice President—Investor Relations, at 832-204-2737 or jdunlap@petrohawk.com. For additional information about Petrohawk, please visit our website at www.petrohawk.com.

Additional Information for Investors

This press release contains forward-looking information regarding Petrohawk that is intended to be covered by the safe harbor “forward-looking statements” provided by of the Private Securities Litigation Reform Act of 1995, based on Petrohawk’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward-looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; risks associated with the timing of and potential proceeds from divestitures; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Petrohawk’s operations or financial results are included in

Petrohawk’s reports on file with the SEC. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Petrohawk does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

# # #

PETROHAWK ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
Operating revenues:
Oil and natural gas	$239,923	$203,976	$732,137	$1,025,995
Marketing	103,956	63,553	320,121	63,553
Midstream	11,011	3,150	31,325	5,662

Total operating revenues	354,890	270,679	1,083,583	1,095,210
Operating expenses:
Marketing	105,265	58,581	316,987	58,581
Production:
Lease operating	22,795	14,856	78,698	52,477
Workover and other	956	2,142	2,749	5,624
Taxes other than income	17,791	9,919	57,712	47,104
Gathering, transportation and other:
Oil and natural gas	16,886	12,426	69,287	43,012
Midstream	7,609	1,927	21,078	4,297
General and administrative:
General and administrative	41,355	19,204	98,774	62,500
Stock-based compensation	3,696	3,242	14,458	12,310
Depletion, depreciation and amortization	106,261	127,335	396,644	396,556
Full cost ceiling impairment	105,958	950,799	1,838,444	950,799

Total operating expenses	428,572	1,200,431	2,894,831	1,633,260

Loss from operations	(73,682)	(929,752)	(1,811,248)	(538,050)
Other income (expenses):
Net gain on derivative contracts	63,888	189,000	260,248	156,870
Interest expense and other	(58,490)	(49,116)	(229,419)	(151,825)

Total other income (expenses)	5,398	139,884	30,829	5,045

Loss before income taxes	(68,284)	(789,868)	(1,780,419)	(533,005)
Income tax benefit	104,767	244,729	754,968	144,953

Net income (loss) available to common stockholders	$36,483	$(545,139)	$(1,025,451)	$(388,052)

Net income (loss) per share of common stock:
Basic	$0.12	$(2.18)	$(3.66)	$(1.77)

Diluted	$0.12	$(2.18)	$(3.66)	$(1.77)

Weighted average shares outstanding:
Basic	299,510	250,100	280,039	218,993

Diluted	301,784	250,100	280,039	218,993

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	December 31,
	2009	2008
Assets:
Current assets	$385,650	$648,432
Net oil and natural gas properties	4,167,733	5,071,287
Restricted cash	213,704	—
Other noncurrent assets	1,894,984	1,187,610

Total assets	$6,662,071	$6,907,329

Liabilities and stockholders' equity:
Current liabilities	$698,832	$726,312
Long-term debt	2,592,544	2,283,874
Other noncurrent liabilities	47,023	492,233
Stockholders' equity	3,323,672	3,404,910

Total liabilities and stockholders' equity	$6,662,071	$6,907,329

1

PETROHAWK ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income (loss)	$36,483	$(545,139)	$(1,025,451)	(388,052)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation and amortization	106,261	127,335	396,644	396,556
Full cost ceiling impairment	105,958	950,799	1,838,444	950,799
Income tax benefit	(104,767)	(244,729)	(754,968)	(144,953)
Stock-based compensation	3,696	3,242	14,458	12,310
Net unrealized loss (gain) on derivative contracts	23,649	(173,303)	120,401	(230,640)
Other	8,304	2,260	24,230	4,552

Cash flow from operations before changes in working capital	179,584	120,465	613,758	600,572
Changes in working capital	24,793	(37,294)	65,369	8,383

Net cash provided by operating activities	204,377	83,171	679,127	608,955

Cash flows from investing activities:
Oil and natural gas capital expenditures	(554,349)	(575,792)	(1,718,741)	(3,121,736)
Proceeds received from sale of oil and natural gas properties	356,636	1,944	357,360	109,268
Marketable securities purchased	(175,007)	(1,626,350)	(1,457,608)	(3,777,427)
Marketable securities redeemed	325,035	1,756,060	1,580,617	3,654,418
Increase in restricted cash	(331,561)	—	(331,561)	—
Decrease in restricted cash	117,857	—	117,857	269,837
Other operating property and equipment expenditures	(84,132)	(89,285)	(309,454)	(164,810)
Other intangible assets acquired	—	—	(105,108)	—
Other	(37,600)	—	—	—

Net cash used in investing activities	(383,121)	(533,423)	(1,866,638)	(3,030,450)

Cash flows from financing activities:
Proceeds from exercise of options and warrants	1,278	3,668	3,945	14,438
Proceeds from issuance of common stock	—	(1)	956,500	1,831,950
Offering costs	(21)	(9)	(30,748)	(73,763)
Proceeds from borrowings	511,000	800,000	1,448,674	2,764,000
Repayment of borrowings	(317,198)	(350,000)	(1,166,711)	(2,086,266)
Debt issuance costs	(11,023)	(402)	(24,048)	(23,793)
Other	(5,473)	—	(5,473)	—

Net cash provided by financing activities	178,563	453,256	1,182,139	2,426,566

Net (decrease) increase in cash	(181)	3,004	(5,372)	5,071
Cash at beginning of period	1,692	3,879	6,883	1,812

Cash at end of period	$1,511	$6,883	$1,511	$6,883

PETROHAWK ENERGY CORPORATION

SELECTED OPERATING DATA (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
Production:
Natural gas—Mmcf	53,110	30,636	174,036	102,273
Crude oil—MBbl	316	426	1,520	1,554
Natural gas equivalent—Mmcfe	55,006	33,192	183,156	111,597
Daily production—Mmcfe	598	361	502	305

Average price per unit:
Realized oil price—as reported	$72.65	$55.42	$56.15	$95.16
Realized impact of derivatives	0.18	6.50	2.71	(20.34)

Net realized oil price (Bbl)	72.83	61.92	58.86	74.82

Realized gas price—as reported	4.08	5.87	3.70	8.56
Realized impact of derivatives	1.65	0.42	2.13	(0.43)

Net realized gas price (Mcf)	5.73	6.29	5.83	8.13

Cash flow from operations(1)	179,584	120,465	613,758	600,572
Cash flow from operations—per share (diluted)	0.60	0.48	2.19	2.74

Average cost per Mcfe:
Production:
Lease operating	0.41	0.45	0.43	0.47
Workover and other	0.02	0.06	0.02	0.05
Taxes other than income	0.32	0.30	0.32	0.42
Gathering, transportation and other:
Oil and Gas	0.31	0.37	0.38	0.39
Midstream	0.14	0.06	0.11	0.03
General and administrative:
General and administrative	0.75	0.58	0.54	0.56
Stock-based compensation	0.07	0.10	0.08	0.11
Depletion	1.83	3.77	2.07	3.50

(1)

Represents cash flow from operations before changes in working capital. See the Consolidated Statements of Cash Flows for a reconciliation from this non-GAAP financial measure to the most comparable GAAP financial measure.

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
Unrealized loss (gain) on derivatives:(1)
Natural gas	$21,186	$(142,396)	$109,363	$(193,507)
Crude oil	2,463	(30,905)	11,038	(37,131)

Total mark-to-market non-cash charge	23,649	(173,301)	120,401	(230,638)
Full cost ceiling impairment	105,958	950,799	1,838,444	950,799
Expense of deferred financing costs(2)	—	—	911	782
Master limited partnership withdrawal	—	—	—	3,352

Total selected items, before tax	129,607	777,498	1,959,756	724,295
Income tax effect of selected items(3)	(130,363)	(242,334)	(826,186)	(221,952)

Selected items, net of tax	(756)	535,164	1,133,570	502,343
Net income (loss) available to common stockholders, as reported	36,483	(545,139)	(1,025,451)	(388,052)

Net income (loss) available to common stockholders, excluding selected items	$35,727	$(9,975)	$108,119	$114,291

Basic net income (loss) per share of common stock, as reported	$0.12	$(2.18)	$(3.66)	$(1.77)
Impact of selected items	—	2.14	4.05	2.29

Basic net income (loss) per share of common stock, excluding selected items	$0.12	$(0.04)	$0.39	$0.52

Diluted net income (loss) per share of common stock, as reported	$0.12	$(2.18)	$(3.66)	$(1.77)
Impact of selected items	—	2.14	4.02	2.26

Diluted net income (loss) per share of common stock, excluding selected items	$0.12	$(0.04)	$0.36	$0.49

(1)	Represents the non-cash unrealized loss (gain) associated with the mark-to-market valuation of outstanding derivative contracts.
(2)	Represents non-cash charges related to the write-off of debt issue costs associated with the senior revolving credit facility.
(3)	Includes $70.7 million and $64.8 million for non-cash deferred income tax adjustment for 2009 and 2008, respectively.